UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - APRIL 14, 2008

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

 14 Wall Street, 20th Floor
New York, NY 10005
(Address of principal executive offices)

702-990-3613
(Registrant's telephone number, including area code)

ATM Financial Corp.
3960 Howard Hughes Parkway, 5th Floor Las Vegas, Nevada 89169
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

On April 15, 2008, Prime Sun Power Inc. (the “Company”) received a loan in the amount of Fifty-Two Thousand Five Hundred Dollars ($52,500.00) from Rudana Investment Group AG (“Rudana”), the Company’s majority shareholder (the “Shareholder Loan”). The Company will use the proceeds from the Shareholder Loan for general corporate purposes. The Shareholder Loan has an interest rate of seven and a half percent (7.5%) per annum, which together with the principal amount shall be repayable thirty (30) days after demand by Rudana. In connection with the Shareholder Loan, the Company executed a note setting forth the terms thereof. The Shareholder Loan was approved by the Company’s Board of Directors.

Item 8.01: Other Events.

Change of Address

On April 14, 2008, the Company changed its address to: 14 Wall Street, 20th Floor, New York, NY 10005.

Change of Stock Symbol

On April 15, 2008, the Company changed its stock symbol from “AFIC” to “PSPW.” The Company’s common stock is traded on the National Association of Securities Dealers Inc.’s over-the-counter bulletin board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Viktoria Vynnyk
Name: Viktoria Vynnyk Title: President and CFO

Date: April 15, 2008